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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
NPS Pharmaceuticals, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


Our report on the consolidated financial statements of NPS Pharmaceuticals, Inc. dated January 24, 2002, except as to note 3(d) which is as of March 12, 2002, refers to a change in the method of recognizing revenue on nonrefundable licensing fees in 2000.

                                                  /s/ KPMG LLP


Salt Lake City, Utah
March 22, 2002